Exhibit 3.309

COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

NOVEMBER 2, 2012

TO ALL WHOM THESE PRESENTS SHALL COME, GREETING:

TRESTLE TRANSPORT, INC.

I, Carol Aichele, Secretary of the Commonwealth of Pennsylvania do hereby certify that the foregoing and annexed is a true and correct copy of

1 ARTICLES OF INCORPORATION filed on April 16, 2004

2 CHANGE OF REGISTERED OFFICE – Domestic filed on February 5, 2010

3 CHANGE OF REGISTERED OFFICE – Domestic filed on October 25, 2012 which appear of record in this department.

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Articles of Incorporation-For Profit (15 Pa. CS)

X	Business-stock (§1306)
Business-nonstock (§2102)
Business-statutory close (§2303)
Cooperative (§7102)
Management (§2703)
Professional (§2903)
Insurance (§3101)

Name Trestle Transport Address 565 Trestle Place City, State, Zip Code Downington, PA 19335	Document will be returned to the name and address you enter to the left.

Fee $125

In compliance with the requirements of the applicable provisions (relating to corporations and unincorporated associations), the undersigned, desiring to incorporate a corporation for profit, hereby states that:

1. The name of the corporation (corporate designator required, i.e., “corporation”, “incorporated”, “limited”, “company” or any abbreviation “Professional corporation” or “P.C”) Trestle Transport, Inc.

2. The (a) address of this corporation’s current registered office in this Commonwealth (post office box, alone, is not acceptable or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and Street, City, State, Zip, County

565 Trestle Place, Downington PA 19335, Chester

(b) Name of Commercial Registered Office Provider, County

c/o

3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988

4. The aggregate number of share authorized 1,000

5. The name and address, including number and street, if any, of each incorporator (all incorporators must sign below):

Name, Address

George J. D’Ambrosio, Esq., 25 South Church Street, West Chester, PA 19382

6. The specified effective date, if any                      (month/day/year      hour, if any)

7. Additional provisions of the articles if any, attached on 8 1⁄2 by 11 sheet

8. Statutory close corporation only. Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a “public offering” within the meaning of the Securities Act of 1933 (15 USC 77a et. seq.)

9. Cooperative corporations only. Complete and strike out inapplicable term:

The common bond of membership among its members/shareholders is                     .

Pennsylvania Department of State

Corporation Bureau

Statement of Change of Registered Office (15 Pa.C.S.)

☒ Domestic Business Corporation (§ 1507)

☐ Foreign Business Corporation (§ 4144)

☐ Domestic Nonprofit Corporation (§ 5507)

☐ Foreign Nonprofit Corporation (§ 6144)

☐ Domestic Limited Partnership (§ 8506)

Name Corporation Service Company 273313-038 KCI	Document will be returned to the name and address you enter to the left.

Fee: $70

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations), the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that:

1. The name is: TRESTLE TRANSPORT, INC.

2. The (a) address of its initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and Street, City, State, Zip, County

565 Trestle Place, Downingtown, PA 19335, Chester

(b) Name of Commercial Registered Office Provider, County

c/o

3. Complete part (a) or (b):

(a) The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is:

Number and Street, City, State, Zip, County

(b) The registered office of the corporation or limited partnership shall be provided by:

c/o: Corporation Service Company, Dauphin

Name of Commercial Registered Office Provider, County

4. Strike out if a limited partnership:

Such change was authorized by the Board of Directors of the corporation.

DSCB:15-1507/4144/5507/6144/8506-2

PENNSYLVANIA DEPARTMENT OF STATE

BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS

Statement of Change of Registered Office (15 Pa.C.S.)

X	Domestic Business Corporation (§ 1507)
Foreign Business Corporation (§ 4144)
Domestic Nonprofit Corporation (§ 5507)
Foreign Nonprofit Corporation (§ 6144)
Domestic Limited Partnership (§ 8506)

Name CT - Counter Address City, State, Zip Code 8591751 SOPA 181	Document will be returned to the name and address you enter to the left.

Fee: $70

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations), the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that:

1. The name is: TRESTLE TRANSPORT, INC.

2. The (a) address of its initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and Street, City, State, Zip, County

(b) Name of Commercial Registered Office Provider, County

c/o CORPORATION SERVICE COMPANY, Dauphin

3. Complete part (a) or (b):

(a) The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is:

Number and Street, City, State, Zip, County

(b) The registered office of the corporation or limited partnership shall be provided by:

c/o: CT Corporation System, Dauphin

Name of Commercial Registered Office Provider, County

4. Strike out if a limited partnership:

Such change was authorized by the Board of Directors of the corporation.